Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-227167 on Form S-3 and Registration Statement Nos. 333-196007, 333-201048, 333-202830, 333-204771, 333-209997, 333-216652, and 333-223624 on Form S-8 of our report dated March 14, 2019, relating to the financial statements of SCYNEXIS, Inc., appearing in this Annual Report on Form 10-K of SCYNEXIS, Inc., for the year ended December 31, 2018.

/s/ Deloitte & Touche LLP

Parsippany, New Jersey

March 14, 2019